                                 May 12, 2005

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to  Oppenheimer  Senior  Floating  Rate
Fund, a  Massachusetts  business  trust (the "Fund"),  in connection  with the registration on the approximate  date of this opinion of an additional  amount of shares of beneficial  interest in the amount designated on the facing sheet of Form N-2 under the Securities  Act of 1933, as amended,  and the Investment
Company Act of 1940, as amended,  (the  "Registration  Statement") to be filed with  the  Securities  and  Exchange  Commission  by the  Fund  and  to  which
Registration  Statement  this opinion is an Exhibit.  As counsel for the Fund, we have  examined the  Registration  Statement,  such  statutes,  regulations, corporate  records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon the  foregoing,  we are of the  opinion  that the  additional shares to be issued as described in the Registration  Statement have been duly authorized and,  assuming  receipt of the  consideration  to be paid therefor, upon sale and  delivery  as provided in the  Registration  Statement,  will be legally  and validly  issued,  fully paid and  non-assessable  (except for the potential  liability  of  shareholders  described  in the Fund's  Statement of
Additional  Information under the caption  "Shareholder and Trustee Liability"
under "How the Fund is Managed - Organization and History").

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and  to  the  reference  to  us in  the  Registration
Statement.  We do not  thereby  admit  that  we are  within  the  category  of persons  whose  consent  is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.